    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 1996


                                                      REGISTRATION NO. 333-12603

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                      LIGAND PHARMACEUTICALS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           DELAWARE                                                      77-0160744
                 (STATE OR OTHER JURISDICTION                                         (I.R.S. EMPLOYER
               OF INCORPORATION OR ORGANIZATION)                                     IDENTIFICATION NO.)

                         ------------------------------

      9393 TOWNE CENTRE DRIVE, SAN DIEGO, CALIFORNIA 92121 (619) 535-3900 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ------------------------------

                               DAVID E. ROBINSON
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      LIGAND PHARMACEUTICALS INCORPORATED
              9393 TOWNE CENTRE DRIVE, SAN DIEGO, CALIFORNIA 92121
                                 (619) 535-3900
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                         ------------------------------

                                   COPIES TO:

              CRAIG S. ANDREWS, ESQ.                              JEROME L. COBEN, ESQ.
               FAYE H. RUSSELL, ESQ.                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                JOHN R. COOK, ESQ.                               300 SOUTH GRAND AVENUE
          BROBECK, PHLEGER & HARRISON LLP                     LOS ANGELES, CALIFORNIA 90071
           550 WEST C STREET, SUITE 1300
            SAN DIEGO, CALIFORNIA 92101

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / / ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / / ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                         ------------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


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


                                EXPLANATORY NOTE



     This amendment No. 1 (this "Amendment") is being filed solely for the purpose of filing exhibits to the Registration Statement on Form S-3 (Registration No. 333-12603) (the "Registration Statement") originally filed by Ligand Pharmaceuticals Incorporated with the Securities and Exchange Commission on September 25, 1996. This Amendment does not contain a copy of the prospectus or financial statement schedule included in the Registration Statement, which are unchanged from the prospectus and financial statement schedule included in the Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All the amounts shown are estimates, except for the registration fee and the NASD filing fee.

    Registration fee..........................................................  $ 15,747
    Listing fee...............................................................    17,500
    NASD fee..................................................................     5,164
    Blue Sky fees and expenses................................................    15,000
    Printing and engraving expenses...........................................    90,000
    Legal fees and expenses...................................................   150,000
    Accounting fees and expenses..............................................    50,000
    Transfer Agent and Registrar fees.........................................    15,000
    Miscellaneous expenses....................................................    16,589
                                                                                 -------
              Total...........................................................  $375,000
                                                                                 =======

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     (a) Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of Ligand under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of
Section 145 of the Delaware General Corporation Law.

     (b) Article VII, Section 1 of the Bylaws of Ligand provides that Ligand shall indemnify its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of Delaware. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of Ligand (or was serving at Ligand's request as a director or officer of another corporation) shall be paid by Ligand in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Ligand as authorized by the relevant section of the Delaware General Corporation Law.

     (c) As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article V, Section (A)2 of Ligand's Certificate of Incorporation provides that a director of Ligand shall not be personally liable for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Ligand or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     (d) Article V, Section (A)1 of Ligand's Certificate of Incorporation provides that the liability of the directors of Ligand for monetary damages shall be eliminated to the fullest extent permissible under California law. Accordingly, to the extent California law applies, a director will not be liable for monetary damages for breach of duty to Ligand or its stockholders in any action brought by or in the right of Ligand. However, a director remains liable to the extent required by law (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of Ligand or its stockholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to Ligand or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to Ligand or its stockholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Ligand or its stockholders, (vi) for any act or omission occurring prior to the date when the exculpation provision became effective and (vii) for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The effect of the provisions in the Certificate of Incorporation is to eliminate the rights of Ligand and its stockholders (through stockholders' derivative suits on behalf of Ligand) to recover monetary damages against a director for breach of duty as a director, including breaches resulting from negligent behavior in the context of transactions involving a change of control of Ligand or otherwise, except in the situations described in clauses (i) through (vii) above. These provisions will not alter the liability of directors under federal securities laws.

     (e) Pursuant to authorization provided under the Certificate of Incorporation, Ligand has entered into indemnification agreements with each of its present and certain of its former directors. Ligand has also entered into similar agreements with certain of Ligand's executive officers who are not directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware and California law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to Ligand (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by Ligand or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for Ligand to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to Ligand copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification. Ligand's Bylaws contain a provision of similar effect relating to advancement of expenses to a director or officer, subject to an undertaking to repay if it is ultimately determined that indemnification is unavailable.

     (f) There is directors and officers liability insurance now in effect which insures directors and officers of the Company.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS.


EXHIBIT
  NO.                                          DESCRIPTION
-------    ------------------------------------------------------------------------------------
    1.1    Underwriting Agreement.
    3.1    Certificate of Designation of Rights, Preference and Privileges of Series A
           Participating Preferred Stock of Ligand Pharmaceuticals Incorporated.
   +5.1    Opinion of Brobeck, Phleger & Harrison LLP with respect to the securities being registered.
   10.1    Preferred Shares Rights Agreement, dated as of September 13, 1996 by and between
           Ligand Pharmaceuticals Incorporated and Wells Fargo Bank, N.A.
  +23.1    Consent of Ernst & Young LLP, Independent Auditors.
  +23.2    Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as
           Exhibit 5.1).
  +24.1    Power of Attorney (see page II-4).


---------------

+ Previously filed.

     (B) FINANCIAL STATEMENT SCHEDULES INCLUDED SEPARATELY IN THE REGISTRATION STATEMENT.

     None

     All other schedules are omitted because they are not required, are not applicable or the information is included in the Consolidated Financial Statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 21st day of October 1996.


                                  LIGAND PHARMACEUTICALS INCORPORATED

                                  By: /s/  DAVID E. ROBINSON

                                     -------------------------------------------
                                     David E. Robinson
                                     Chairman, President and Chief Executive
                                      Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                               TITLE                       DATE
------------------------------------------  ------------------------------    -----------------
/s/  David E. Robinson                         Chairman, President, and       October 21, 1996
------------------------------------------     Chief Executive Officer
(David E. Robinson)                         (Principal Executive Officer)
/s/  Paul V. Maier                              Vice President, Chief         October 21, 1996
------------------------------------------      Financial Officer and
(Paul V. Maier)                             Treasurer (Principal Financial
                                               and Accounting Officer)
*                                                      Director               October 21, 1996
------------------------------------------
(Henry F. Blissenbach)
*                                                      Director               October 21, 1996
------------------------------------------
(Alexander D. Cross)
*                                                      Director               October 21, 1996
------------------------------------------
(John Groom)
*                                                      Director               October 21, 1996
------------------------------------------
(Irving S. Johnson)
*                                                      Director               October 21, 1996
------------------------------------------
(William C. Shepherd)
* /s/ David E. Robinson                                                       October 21, 1996
------------------------------------------
(David E. Robinson)(Attorney-in-fact)

                                 EXHIBIT INDEX


EXHIBIT
  NO.                                          DESCRIPTION
-------   -------------------------------------------------------------------------------------
    1.1   Underwriting Agreement.
    3.1   Certificate of Designation of Rights, Preferences and Privileges of Series A
          Participating Preferred Stock of Ligand Pharmaceuticals Incorporated.
   +5.1   Opinion of Brobeck, Phleger & Harrison LLP with respect to the securities being registered.
   10.1   Preferred Shares Rights Agreement, dated as of September 13, 1996 by and between
          Ligand Pharmaceuticals Incorporated and Wells Fargo Bank, N.A.
  +23.1   Consent of Ernst & Young LLP, Independent Auditors.
  +23.2   Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as
          Exhibit 5.1).
  +24.1   Power of Attorney (see page II-4).


---------------

+ Previously filed.